                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                             SUN COMMUNITIES, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                             SUN COMMUNITIES, INC.

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 24, 2005

                             ---------------------

To the Shareholders:

     Notice is hereby given that the Annual Meeting of Shareholders of Sun Communities, Inc. (the "Company") will be held at the Embassy Suites, 28100 Franklin Road, Southfield, MI 48034, on Tuesday, May 24, 2005, at 11:00 a.m., local time, for the following purposes:

          (1) To elect two Directors to serve until the Annual Meeting of Shareholders to be held in 2008 or until their successors shall have been duly elected and qualified; and

          (2) To transact such other business as may properly come before the meeting.

     A Proxy Statement containing information relevant to the Annual Meeting appears on the following pages.

     Only holders of Common Stock of record at the close of business on April 19, 2005 are entitled to notice of and to vote at the meeting or any adjournments.

     If you do not plan to attend the meeting and you wish to vote in accordance with the Board of Director's recommendations, it is not necessary to specify your choices; merely sign, date, and return the enclosed Proxy Card. If you attend the meeting, you may withdraw your Proxy and vote your own shares.

                                          By Order of the Board of Directors

                                          /s/ Jeffrey P. Jorissen
                                          JEFFREY P. JORISSEN
                                          Secretary

Dated: April 20, 2005

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE ENCOURAGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

                             SUN COMMUNITIES, INC.
                             ---------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 24, 2005

                             ---------------------

                           PROXIES AND SOLICITATIONS

     This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors (the "Board") of Sun Communities, Inc. ("Sun" or the "Company") to be used at the Annual Meeting of Shareholders (the "Annual Meeting") and at any adjournments. If received in time for the Annual Meeting, the shares represented by a valid proxy will be voted in accordance with the specifications, if any, contained in such executed proxy. If no instructions are given, proxies will be voted: (a) FOR election of the two nominees for the Board; and (b) at the discretion of Gary A. Shiffman and Clunet
R. Lewis, the Board's designated representatives for the Annual Meeting, with respect to such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. A proxy executed in the enclosed form may be revoked by the person signing it at any time before it is exercised. Proxies may be revoked by filing with the Secretary of the Company, any time prior to the time set for commencement of the Annual Meeting, a written notice of revocation bearing a later date than the proxy, or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy).

     In addition to the use of mails, proxies may be solicited by personal interview, telephone and telegram, by directors, officers and employees of the Company. Arrangements may also be made with brokerage houses or other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares of the Company's common stock (the "Common Stock") held of record by such persons, and the Company may reimburse such persons for reasonable out-of-pocket expenses incurred in forwarding material. The Company anticipates that fees and expenses for the foregoing parties will not exceed $1,000. The costs of all proxy solicitation will be borne by the Company.

     The executive offices of the Company are located at 27777 Franklin Road, Suite 200, Southfield, Michigan 48034. The approximate date of mailing of this Proxy Statement and the enclosed Proxy materials to the Company's shareholders is April 21, 2005.

                           TIME AND PLACE OF MEETING

     The Annual Meeting will be held at the Embassy Suites, 28100 Franklin Road, Southfield, MI 48034, on Tuesday, May 24, 2005, at 11:00 a.m., local time.

                               VOTING RIGHTS AND
                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     Only shareholders of record at the close of business on April 19, 2005 are entitled to notice of and to vote at the Annual Meeting or at any adjournments. As of that date, the Company had 18,331,453 shares of Common Stock issued, outstanding and entitled to vote held by 551 holders of record. Each outstanding share entitles the record holder to one vote. Shares cannot be voted at the Annual Meeting unless the holder is present in person or represented by proxy. Each share of Common Stock outstanding on the Record Date entitles the holder thereof to one vote upon each matter to be voted upon at the Annual Meeting.

     If your shares are held in "street name," your brokerage firm, under certain circumstances, may vote your shares for you if you do not return your proxy. Brokerage firms have authority under the rules of the New York Stock Exchange to vote customers' unvoted shares on some routine matters. If you do not give a proxy to your brokerage firm to vote your shares, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted. The election of directors (Sole Proposal) is considered a routine matter. We encourage you to provide voting instructions to your brokerage firm by returning your completed proxy. This ensures your shares will be voted at the meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive this proxy statement.

     The presence, in person or by proxy, of outstanding shares of Common Stock representing a majority of the total votes entitled to be cast is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares that reflect abstentions or broker non-votes will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.

     With respect to Proposal One, the directors will be elected by a plurality of all votes cast at the Annual Meeting. Accordingly, abstentions will have no effect on the results of the vote.

     If there is not a quorum at the Annual Meeting, the shareholders entitled to vote at the Annual Meeting, whether present in person or represented by proxy, shall only have the power to adjourn the Annual Meeting until such time as there is a quorum. The Annual Meeting may be reconvened without notice to the shareholders, other than an announcement at the prior adjournment of the Annual Meeting, within 120 days after the Record Date, and a quorum must be present at such reconvened Annual Meeting.

     If a proxy in the form enclosed is duly executed, dated and returned, and it has not been revoked in accordance with the instructions set forth therein, the shares of Common Stock represented thereby will be voted by Gary A. Shiffman and Clunet R. Lewis, the Board's proxy agents for the Annual Meeting, in accordance with the specifications made thereon by the shareholder. If no such specifications are made, such proxy will be voted (i) for the election of the two nominees for director to the Board, and (ii) at the discretion of Messrs. Shiffman and Lewis with respect to such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Information concerning principal holders of our Common Stock is discussed under "Security Ownership of Certain Beneficial Owners and Management."

                           INCORPORATION BY REFERENCE

     To the extent this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the sections of this Proxy Statement entitled "Report of the Audit Committee," "Report of the Compensation Committee on Executive Compensation" and "Shareholder Return Performance Presentation" shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

                                 ANNUAL REPORT

     Shareholders are concurrently being furnished with a copy of the Company's 2004 Annual Report which contains its audited financial statements as of December 31, 2004. In addition, copies of the Company's Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission (the "SEC"), will be sent to any shareholder, without charge, upon written request to Sun Communities Investor Services, 27777 Franklin Road, Suite 200, Southfield, Michigan 48034.

                            SHAREHOLDERS' PROPOSALS

     Any and all shareholder proposals for inclusion in the proxy materials for the Company's next Annual Meeting of Shareholders must comply with the rules and regulations promulgated under the Exchange Act and must be received by the Company, at its offices at 27777 Franklin Road, Suite 200, Southfield, Michigan 48034, not later than December 21, 2005. Such proposals should be addressed to the Company's Secretary. See "Board of Directors and Corporate
Governance -- Consideration of Director Nominees."

     The Company's Bylaws also contain certain provisions which affect shareholder proposals. The Company's Bylaws provide that: (a) with respect to an annual meeting of shareholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by shareholders may be made only (i) pursuant to the Company's notice of the meeting, (ii) by the Board of Directors, or (iii) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws; and (b) with respect to special meetings of shareholders, only the business specified in the Company's notice of meeting may be brought before the meeting of shareholders, and nominations of persons for election to the Board of Directors may be made only (i) by the Board of Directors, or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

                  BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

BOARD OF DIRECTORS AND COMMITTEES

     Pursuant to the terms of the Company's charter, the directors are divided into three classes. The class up for election at the Annual Meeting will hold office for a term expiring at the annual meeting of shareholders to be held in 2008. A second class will hold office for a term expiring at the annual meeting of shareholders to be held in 2006 and a third class will hold office for a term expiring at the annual meeting of shareholders to be held in 2007. Each director will hold office for the term to which he is elected and until his successor is duly elected and qualified. Gary A. Shiffman and Ronald L. Piasecki have terms expiring at the Annual Meeting and are nominees for the class to hold office for a term expiring at the annual meeting of shareholders to be held in 2008. Ted J. Simon and Paul D. Lapides have terms expiring at the annual meeting of shareholders to be held in 2006 and Clunet R. Lewis and Arthur A. Weiss have terms expiring at the annual meeting of shareholders to be held in 2007. At each annual meeting of the shareholders of the Company, the successors to the class of directors whose terms expire at such meeting will be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

     The Board met seven (7) times during 2004 and took various actions pursuant to resolutions adopted by unanimous written consent. All directors attended at least 75% of the meetings of the Board and each committee on which they served.

     Several important functions of the Board may be performed by committees that are comprised of members of the Board. The Company's Bylaws authorize the formation of these committees and grant the Board the authority to prescribe the functions of each committee and the standards for membership of each committee. In addition, the Board appoints the members of each committee. The Board has five standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, an Indemnification Committee and an Executive Committee. You may find copies of the charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee under the "Shareholder Info" section of our website at www.suncommunities.com. You may also find a copy of our corporate governance guidelines and our code of business ethics under the "Shareholder Info" section of our website at www.suncommunities.com. All of the committee charters, our corporate governance guidelines and our code of business ethics are available in print to any shareholder who requests them.

     The Audit Committee operates pursuant to a charter that was approved by the Board in January 2004. The Audit Committee, among other functions, (1) has the sole authority to appoint, retain, terminate and determine the compensation of the Company's independent accountants, (2) reviews with the Company's independent accountants the scope and results of the audit engagement, (3) approves professional services provided by the Company's independent accountants, and (4) reviews the independence of the Company's independent accountants. The current members of the Audit Committee are Messrs. Paul D. Lapides, Clunet R. Lewis and Ronald L. Piasecki, all of whom are "independent" as that term is defined in the rules of the SEC and applicable rules of the New York Stock Exchange ("NYSE"). The Audit Committee held seven (7) formal meetings and several informal meetings during the fiscal year ended December 31, 2004. The

Board has determined that Mr. Lapides is an "audit committee financial expert," as defined by SEC rules. See "Report of the Audit Committee."

     The Compensation Committee operates pursuant to a charter that was approved by the Board in March 2004. A copy of the Compensation Committee Charter is available on the Company's website at www.suncommunities.com. The Compensation Committee, among other functions, (1) reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer and such other executive officers as may be designated by the Chief Executive Officer, evaluates the performance of such officers in light of such goals and objectives, and determines and approves the compensation of such officers based on these evaluations, (2) approves the compensation of the Company's other executive officers, (3) recommends to the Board for approval the compensation of the non-employee directors and (4) oversees the Company's incentive-compensation plans and equity-based plans. The current members of the Compensation Committee are Messrs. Ted J. Simon, Clunet R. Lewis and Ronald L. Piasecki, all of whom are independent directors under the NYSE rules. During the fiscal year ended December 31, 2004, the Compensation Committee held four (4) formal meetings and took various actions pursuant to resolutions adopted by unanimous written consent. See "Report of the Compensation Committee on Executive Compensation."

     On March 11, 2004, the Board formed the Nominating and Corporate Governance Committee (the "NCG Committee"). The Nominating and Corporate Governance Committee operates pursuant to a charter that was approved by the Board in March 2004. A copy of the Nominating and Corporate Governance Committee Charter is available on the Company's website at www.suncommunities.com. The Nominating and Corporate Governance Committee, among other functions, is responsible for (1) identifying individuals qualified to become Board members, consistent with criteria approved by the Board, (2) recommending that the Board select the committee-recommended nominees for election at each annual meeting of stockholders, (3) developing and recommending to the Board a set of corporate governance guidelines applicable to the Company, and (4) periodically reviewing such guidelines and recommending any changes, and overseeing the evaluation of the Board. The current members of the Nominating and Corporate Governance Committee are Clunet R. Lewis, Paul D. Lapides and Ted J. Simon, all of whom are independent under the NYSE rules. The Nominating and Governance Committee held one (1) formal meeting and several informal meetings during the fiscal year ended December 31. 2004.

     The Indemnification Committee was established to: (i) perform such duties as provided in Article XII of the Company's Bylaws; and (ii) perform such other duties as may be delegated to it by the Board. The current members of the Indemnification Committee are Messrs. Ted J. Simon and Clunet R. Lewis. The Indemnification Committee did not hold any formal meetings in 2004.

     The Executive Committee was established to generally manage the day-to-day business and affairs of the Company between regular Board meetings. In no event may the Executive Committee, without the prior approval of the Board acting as a whole: (i) recommend to the shareholders an amendment to the Company's Charter;
(ii) amend the Company's Bylaws; (iii) adopt an agreement of merger or consolidation; (iv) recommend to the shareholders the sale, lease or exchange of all or substantially all of the Company's property and assets; (v) recommend to the shareholders a dissolution of the Company or a revocation of a dissolution;
(vi) fill vacancies on the Board; (vii) fix compensation of the directors for serving on the Board or on a committee of the Board; (viii) declare dividends or authorize the issuance of the Company's stock; (ix) approve or take any action with respect to any related party transaction involving the Company; or (x) take any other action which is forbidden by the Company's Bylaws. All actions taken by the Executive Committee must be promptly reported to the Board as a whole and are subject to ratification, revision and alteration by the Board, except that no rights of third persons created in reliance on authorized acts of the Executive Committee can be affected by any such revision or alteration. The current members of the Executive Committee are Messrs. Gary A. Shiffman and Ted
J. Simon. The Executive Committee did not hold any formal meetings during the fiscal year ended December 31, 2004 but took various actions pursuant to resolutions adopted by unanimous written consent.

COMMUNICATIONS WITH THE BOARD

     If you wish to communicate with any of the directors of the Board or the Board as a group, you may do so by writing to them at [Name(s) of Director(s)/Board of Directors of Sun Communities, Inc.], c/o Compliance Officer, Sun Communities, Inc., 27777 Franklin Road, Suite 200, Southfield, MI 48034.

     If you wish to contact the Audit Committee to report complaints or concerns regarding accounting, internal accounting controls or auditing matters, you may do so by writing to the Chairman of the Audit Committee of Sun Communities, Inc., c/o Compliance Officer, Sun Communities, Inc., 27777 Franklin Road, Suite 200, Southfield, MI 48034. You are welcome to make any such report anonymously but the Company prefers that you identify yourself so that the Company may contact you for additional information if necessary or appropriate.

     If you wish to communicate with our non-management directors as a group, you may do so by writing to Non-Management Directors of Sun Communities, Inc., c/o Compliance Officer, Sun Communities, Inc., 27777 Franklin Road, Suite 200, Southfield, MI 48034.

     The Company recommends that all correspondence be sent via certified U.S. mail, return receipt requested. All correspondence received by the Compliance Offer will be forwarded by the Compliance Officer promptly to the addressee(s).

INDEPENDENCE OF NON-EMPLOYEE DIRECTORS

     The NYSE rules require that a majority of the Board consist of members who are independent. There are different measures of director independence -- independence under New York Stock Exchange rules, under Section 16 of the Securities Exchange Act of 1934 and under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Board has reviewed information about each of the Company's non-employee directors and determined that Paul D. Lapides, Clunet R. Lewis, Ronald L. Piasecki and Ted J. Simon are independent directors. The independent directors meet on a regular basis in executive sessions without management participation. The executive sessions occur after each regularly scheduled meeting of the entire Board and at such other times as the independent directors deem appropriate. Mr. Lapides, Chairman of the Audit Committee, presides at the regularly scheduled executive sessions of the non-employee directors.

CONSIDERATION OF DIRECTOR NOMINEES

  BOARD MEMBERSHIP CRITERIA

     The Board of Directors has established criteria for Board membership. These criteria include the following specific, minimum qualifications that the NCG Committee believes must be met by an NCG Committee-recommended nominee for a position on the Board:

     - The candidate must have experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing;

     - The candidate must be highly accomplished in his or her field, with superior credentials and recognition;

     - The candidate must be well regarded in the community and must have a long-term reputation for high ethical and moral standards;

     - The candidate must have sufficient time and availability to devote to the Company's affairs, particularly in light of the number of boards on which the nominee may serve; and

     - The candidate's principal business or occupation must not be such as to place the candidate in competition with the Company or conflict with the discharge of a director's responsibilities to the Company or its stockholders.

In addition to the minimum qualifications for each nominee set forth above, the NCG Committee will recommend director candidates to the full Board for nomination, or present director candidates to the full Board for consideration, to help ensure that:

     - A majority of the Board of Directors shall be "independent" as defined by the NYSE rules;

     - Each of its Audit, Compensation and NCG Committees shall be comprised entirely of independent directors; and

     - At least one member of the Audit Committee shall have such experience, education and qualifications necessary to qualify as an "audit committee financial expert" as defined by the rules of the SEC.

  CONSIDERATION OF SHAREHOLDER NOMINATED DIRECTORS

     The NCG Committee's current policy is to review and consider any director candidates who have been recommended by shareholders in compliance with the procedures established from time to time by the NCG Committee. All shareholder recommendations for director candidates must be submitted in writing to our Secretary at Sun Communities, Inc., 27777 Franklin Road, Suite 200, Southfield, MI 48034, who will forward all recommendations to the NCG Committee. We did not receive any shareholder recommendations for director candidates for election at the 2005 annual meeting. All shareholder recommendations for director candidates for election at the 2006 annual meeting of shareholders must be submitted to our Secretary on or before December 21, 2005 and must include the following information:

     - The shareholder's name, address, number of shares owned, length of period held and proof of ownership;

     - The name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate;

     - A description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership as approved by the Board from time to time;

     - A description of all arrangements or understandings between the shareholder and the proposed director candidate;

     - The consent of the proposed director candidate (1) to be named in the proxy statement relating to the Company's annual meeting of stockholders and (2) to serve as a director if elected at such annual meeting; and

     - Any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

  IDENTIFYING AND EVALUATING NOMINEES

     The NCG Committee may solicit recommendations for director nominees from any or all of the following sources: non-management directors, executive officers, third-party search firms or any other source it deems appropriate. The NCG Committee will review and evaluate the qualifications of any proposed director candidate that it is considering or has been recommended to it by a shareholder in compliance with the NCG Committee's procedures for that purpose, and conduct inquiries it deems appropriate into the background of these proposed director candidates. When nominating a sitting director for re-election, the NCG Committee will consider the director's performance on the Board and the director's qualifications in respect to the criteria set forth above. Other than circumstances in which we are legally required by contract or otherwise to provide third parties with the ability to nominate directors, the NCG Committee will evaluate all proposed director candidates based on the same criteria and in substantially the same manner, with no regard to the source of the initial recommendation of the proposed director candidate.

                             ELECTION OF DIRECTORS
                                (SOLE PROPOSAL)

     The first matter to be considered at the Annual Meeting will be the election of two directors. Following the recommendation of the NCG Committee, the Board of Directors has nominated Gary A. Shiffman and Ronald L. Piasecki to serve as directors. Each director shall be elected by a plurality of the votes cast at the Annual Meeting. Therefore, if a quorum is present, abstentions will have no effect on the election of directors. Proxies will be tabulated by the Company's transfer agent. The Inspector of Elections appointed at the Annual Meeting will then combine the proxy votes with the votes cast at the Annual Meeting. Each director elected at the Annual Meeting will serve for a term commencing on the date of the Annual Meeting and continuing until the Annual Meeting of Shareholders to be held in 2008 or until his successor is duly elected and qualified. In the absence of directions to the contrary, proxies will be voted in favor of the election of the two nominees listed below.

     If either of the nominees named below are unavailable to serve for any reason, then a valid proxy may be voted for the election of such other persons as the person or persons voting the proxy may deem advisable in accordance with their best judgment. Management has no present knowledge that either of the persons named will be unavailable to serve. In any event, the enclosed proxy can be voted for only the two nominees named in this Proxy Statement or their substitutes.

     THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES NAMED BELOW. PROXIES SOLICITED BY THE BOARD WILL BE VOTED "FOR" THE NOMINEES UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

     The following list identifies each incumbent director and nominee for election to the Board at the Annual Meeting and describes each person's principal occupation for the past five years. Each of the directors has served continuously from the date of his election to the present time.

NAME                                        AGE                     OFFICE
----                                        ---                     ------
Gary A. Shiffman..........................  50    Chairman, Chief Executive Officer,
                                                  President and Director (Nominee)
Paul D. Lapides...........................  50    Director
Clunet R. Lewis...........................  58    Director
Ronald L. Piasecki........................  66    Director (Nominee)
Ted J. Simon..............................  74    Director
Arthur A. Weiss...........................  56    Director

     Gary A. Shiffman is the Chairman, President and Chief Executive Officer, and has been an executive officer of Sun since its inception. He has been actively involved in the management, acquisition, construction and development of manufactured housing communities and has developed an extensive network of industry relationships over the past twenty years. He has overseen the land acquisition, rezoning, development and marketing of numerous manufactured home expansion projects. Mr. Shiffman is also the President and a director of Sun Home Services, Inc. ("Sun Home Services") and all other corporate subsidiaries of the Company.

     Paul D. Lapides has been a director since December 1993. Mr. Lapides is Director of the Corporate Governance Center in the Michael J. Coles College of Business at Kennesaw State University, where he is an assistant professor of management and entrepreneurship. A certified public accountant, Mr. Lapides is the author or co-author of more than 100 articles and twelve books on real estate, management and directors' responsibilities. Mr. Lapides is a member of the Advisory Board of the National Association of Corporate Directors and served on the NACD's Blue Ribbon Commission on Audit Committees (1999). His real estate experience includes managing a $3 billion national portfolio of income-producing real estate consisting of 42,000 multi-family units and 16 million square feet of commercial space.

     Clunet R. Lewis has been a director since December 1993. Mr. Lewis also serves as President of CRL Enterprises, Inc. a private consulting firm. From 1995 until 2000, Mr. Lewis served in various positions with Eltrax Systems, Inc., a Nasdaq National Market System company, including Secretary, General Counsel, member of the Board of Directors and Chief Financial Officer. From 1989 until 1994, Mr. Lewis served as Secretary and General Counsel of Military Communications Center, Inc., a privately held company that provided retail telecommunications services to members of the United States Armed Services. From 1990 through 1991, Mr. Lewis was Managing Director of MCC Communications, Inc., a privately held company that provided international telecommunications services to members of the United States Armed Services serving in the Persian Gulf area during the Gulf War. Prior to 1993, Mr. Lewis was a shareholder at the Detroit law firm of Jaffe, Raitt, Heuer & Weiss, Professional Corporation.

     Ronald L. Piasecki has been a director since May 1996, upon completion of the Company's acquisition of twenty-five manufactured housing communities (the "Aspen Properties") owned by affiliates of Aspen Enterprises, Ltd. ("Aspen"). Mr. Piasecki is the executive vice president and a director of Aspen, which he co-founded in 1973. Prior to the Company's acquisition of the Aspen Properties, Aspen was one of the largest privately-held developers and owners of manufactured housing communities in the U.S. In addition, Mr. Piasecki is the Chief Executive Officer of AVAcore Technologies, Inc., an early-stage technology company.

     Ted J. Simon has been a director since December 1993. Since February 1999, Mr. Simon has been affiliated with Grand Sakwa Properties LLC, a real estate development company located in Farmington Hills, Michigan. From 1981 until January 1999, Mr. Simon was the Vice President-Real Estate (Midwest Group) of The Great Atlantic & Pacific Tea Company, Inc. and Mr. Simon was a Vice President-Real Estate and a director of Borman's Inc., a wholly owned subsidiary of The Great Atlantic & Pacific Tea Company, Inc. Mr. Simon is also a director of Clarkston State Bank, a wholly-owned subsidiary of Clarkston Financial Corporation (OTC BB: CKSB.OB).

     Arthur A. Weiss has been a director since October 1996. Since 1976, Mr. Weiss has practiced law with the law firm of Jaffe, Raitt, Heuer & Weiss, Professional Corporation ("JRH&W"), which represents the Company in various matters. Mr. Weiss is currently a shareholder of JRH&W.

     To the best of the Company's knowledge, there are no material proceedings to which any nominee is a party, or has a material interest, adverse to the Company. To the best of the Company's knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any nominee during the past five years.

                          MANAGEMENT AND COMPENSATION

EXECUTIVE OFFICERS

     The persons listed below are the current executive officers of the Company. Each is annually appointed by, and serves at the pleasure of, the Board.

NAME                                        AGE                     OFFICE
----                                        ---                     ------
Gary A. Shiffman..........................  50    Chairman, Chief Executive Officer and
                                                  President
Jeffrey P. Jorissen.......................  60    Executive Vice President, Treasurer,
                                                  Chief Financial Officer and Secretary
Brian W. Fannon...........................  56    Executive Vice President and
                                                  Chief Operating Officer
Jonathan M. Colman........................  49    Executive Vice President

     Background information for Gary A. Shiffman is provided under "Election of Directors," above. Background information for the other three executive officers is set forth below.

     Jeffrey P. Jorissen has been Chief Financial Officer, Secretary and Treasurer since December 1993 and became an Executive Vice President in March 2003. As a certified public accountant, he was with the international accounting firm of Coopers & Lybrand for sixteen years, including eight years as a partner.

During his tenure at Coopers & Lybrand, Mr. Jorissen specialized in real estate and directed financial statement examinations of numerous public companies. Mr. Jorissen is also the Chief Financial Officer and Secretary of Sun Home Services and all other corporate subsidiaries of the Company.

     Brian W. Fannon joined the Company in May 1994 as Senior Vice President-Operations and became Chief Operating Officer in 1995 and an Executive Vice President in March 2003. Prior to joining the Company, he worked for Lautrec, Ltd., then the largest manufactured housing community owner-operator in the United States, where he was responsible for operations comprising 25,000 sites and 300 employees, and Quality Homes, Inc., its sales and marketing division. He joined that organization in 1978 as a regional manager and became President in 1986. Mr. Fannon was appointed by Governor Milliken to the Michigan Mobile Home Commission in 1977, the year of its inception. Subsequent appointments by Governors Blanchard and Engler have enabled Mr. Fannon to serve on such commission, including serving as its chairman from 1986 to 1994, and Mr. Fannon has again been serving as the chairman of the Michigan Mobile Home Commission since 1998. In 2002, Mr. Fannon was elected to the Board of Directors of the Manufactured Housing Institute and Mr. Fannon was elected to the RV/MH Hall of Fame in 2003. Mr. Fannon is also the Chief Executive Officer of Sun Home Services and a Vice President of all other corporate subsidiaries of the Company.

     Jonathan M. Colman joined the Company in 1994 as Vice President-Acquisitions and became a Senior Vice President in 1995 and an Executive Vice President in March 2003. A certified public accountant, Mr. Colman has over twenty years of experience in the manufactured housing community industry. He has been involved in the acquisition, financing and management of over 75 manufactured housing communities for two of the 10 largest manufactured housing community owners, including Uniprop, Inc. during its syndication of over $90 million in public limited partnerships in the late 1980s. Mr. Colman is also a Vice President of all corporate subsidiaries of the Company.

     To the best of the Company's knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any executive officer during the past five years.

EXECUTIVE COMPENSATION

     The following table sets forth all compensation paid to the Chief Executive Officer and each executive officer whose remuneration from the Company exceeded $100,000 during the fiscal year ended December 31, 2004.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM COMPENSATION
                                         ANNUAL COMPENSATION               -----------------------------------
                             -------------------------------------------   RESTRICTED STOCK      ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR   SALARY ($)   BONUS ($)   OPTIONS (#)      AWARDS ($)      COMPENSATION ($)
---------------------------  ----   ----------   ---------   -----------   ----------------   ----------------
Gary A. Shiffman,.........   2004    $431,800        0            0           $1,327,188(1)        $4,100(3)
  Chairman, Chief Executive  2003    $425,000        0            0                    0           $4,000(3)
  Officer and President      2002    $401,950        0            0           $2,767,100(2)        $4,000(3)
Jeffrey P. Jorissen,......   2004    $285,750        0            0           $  770,625(4)        $4,100(3)
  Executive Vice President,  2003    $281,250        0            0                    0           $4,000(3)
  Treasurer, Chief
  Financial                  2002    $271,300        0            0                    0           $4,000(3)
  Officer and Secretary
Brian W. Fannon,..........   2004    $373,250        0            0           $  513,750(5)        $4,100(3)
  Executive Vice President   2003    $367,350        0            0                    0           $4,000(3)
  and Chief Operating        2002    $367,350        0            0                    0           $4,000(3)
  Officer
Jonathan M. Colman,.......   2004    $158,000        0            0           $  342,500(6)        $3,160(3)
  Executive Vice President   2003    $151,900        0            0                    0           $3,038(3)
                             2002    $146,950        0            0                    0           $3,677(3)

---------------

(1) On May 10, 2004, the Company issued Mr. Shiffman 20,000 shares of Common Stock, which are subject to the terms and conditions of a Restricted Stock Award Agreement. 35% of these restricted shares vest on May 10, 2008, 35% of these shares vest on May 10, 2009, 20% of these shares vest on May 10, 2010, 5% of these shares vest on May 10, 2011 and 5% of these shares vest on May 10, 2014. As of December 31, 2004, the value of such restricted shares (as determined in accordance with the rules promulgated by the SEC) was $805,000. Mr. Shiffman receives any dividends paid on such restricted shares. In addition, on May 10, 2004, the Company issued Mr. Shiffman 75,000 shares of Common Stock, which are subject to the terms and conditions of a Restricted Stock Award Agreement. 25% of these shares vest on May 10, 2007 and the remaining 75% of these shares are performance based and will vest on March 1, 2010 if certain performance milestones during the period of January 1, 2005 through December 31, 2009 are met. Mr. Shiffman receives any dividends paid on the time-vesting portion of theses shares. As of December 31, 2004, the value of such time-vesting restricted shares (as determined in accordance with the rules promulgated by the SEC) was $754,688.

(2) On July 15, 2002, the Company issued Mr. Shiffman 70,000 shares of Common Stock, which are subject to the terms and conditions of a Restricted Stock Award Agreement. 35% of these restricted shares vest on July 15, 2006, 35% of these shares vest on July 15, 2007, 20% of these shares vest on July 15, 2008, 5% of these shares vest on July 15, 2009 and 5% of these shares vest on July 15, 2012. As of December 31, 2004, the value of such restricted shares (as determined in accordance with the rules promulgated by the SEC) was $2,817,500. Mr. Shiffman receives any dividends paid on such restricted shares.

(3) Matching contributions made by the Company under its 401(k) plan.

(4) On May 10, 2004, the Company issued Mr. Jorissen 10,000 shares of Common Stock, which are subject to the terms and conditions of a Restricted Stock Award Agreement. 35% of these restricted shares vest on May 10, 2008, 35% of these shares vest on May 10, 2009, 20% of these shares vest on May 10, 2010, 5% of these shares vest on May 10, 2011 and 5% of these shares vest on May 10, 2014. As of December 31, 2004, the value of such restricted shares (as determined in accordance with the rules promulgated by the SEC) was $402,500. Mr. Jorissen receives any dividends paid on such restricted shares. In addition, on May 10, 2004, the Company issued Mr. Jorissen 50,000 shares of Common Stock, which are subject to the terms and conditions of a Restricted Stock Award Agreement. 25% of these shares vest on May 10, 2007 and the remaining 75% of these shares are performance based and will vest on March 1, 2010 if certain performance milestones during the period of January 1, 2005 through December 31, 2009 are met. Mr. Jorissen receives any dividends paid on the time-vesting portion of theses shares. As of December 31, 2004, the value of such time-vesting restricted shares (as determined in accordance with the rules promulgated by the SEC) was $503,125.

(5) On May 10, 2004, the Company issued Mr. Fannon 15,000 shares of Common Stock, which are subject to the terms and conditions of a Restricted Stock Award Agreement. 35% of these restricted shares vest on May 10, 2008, 35% of these shares vest on May 10, 2009, 20% of these shares vest on May 10, 2010, 5% of these shares vest on May 10, 2011 and 5% of these shares vest on May 10, 2014. As of December 31, 2004, the value of such restricted shares (as determined in accordance with the rules promulgated by the SEC) was $603,750.

(6) On May 10, 2004, the Company issued Mr. Colman 10,000 shares of Common Stock, which are subject to the terms and conditions of a Restricted Stock Award Agreement. 35% of these restricted shares vest on May 10, 2008, 35% of these shares vest on May 10, 2009, 20% of these shares vest on May 10, 2010, 5% of these shares vest on May 10, 2011 and 5% of these shares vest on May 10, 2014. As of December 31, 2004, the value of such restricted shares (as determined in accordance with the rules promulgated by the SEC) was $402,500.

              LONG TERM INCENTIVE PLANS-AWARDS IN LAST FISCAL YEAR

                                                                              PERFORMANCE OR
                                                           NUMBER OF        OTHER PERIOD UNTIL
                                                        SHARES, UNITS OR       MATURATION OR
NAME AND OFFICE(1)                                        OTHER RIGHTS            PAYOUT
------------------                                      ----------------   ---------------------
Gary A. Shiffman......................................       56,250              2005-2009
  Chairman, Chief Executive Officer and President
Jeffrey P. Jorissen...................................       37,500              2005-2009
  Executive Vice President, Treasurer,
     Chief Financial Officer and Secretary

---------------

(1) All incentives issued to the Named Executives under long-term incentive plans during the fiscal year ended December 31, 2004 were awards of performance shares issued under the Company's Amended and Restated 1993 Stock Option Plan. Recipients of these awards were granted the right to receive a specified number of shares of the Company's common stock on March 1, 2010 subject to the Company achieving certain performance goals for the period from January 1, 2005 through December 31, 2009. The performance share grants for each recipient are also contingent upon the recipient remaining an employee of the Company until March 1, 2010. The maximum number of performance shares that each recipient is entitled to receive is listed in the table above.

                      AGGREGATED OPTION/SAR EXERCISES AND
                    FISCAL YEAR-END OPTION/SAR VALUES TABLE

                                                                                   VALUE OF UNEXERCISED
                                                        NO. OF UNEXERCISED             IN-THE-MONEY
                                                          OPTIONS/SARS AT             OPTIONS/SARS AT
                              SHARES                      FISCAL YEAR-END           FISCAL YEAR-END(1)
                            ACQUIRED ON              -------------------------   -------------------------
                            EXERCISE IN    VALUE                       NOT                         NOT
NAME                           2004       RECEIVED   EXERCISABLE   EXERCISABLE   EXERCISABLE   EXERCISABLE
----                        -----------   --------   -----------   -----------   -----------   -----------
Gary A. Shiffman(2).......         0      $      0     375,000          0        $4,282,563         0
Jeffrey P. Jorissen(3)....    35,000      $638,750      69,750          0        $  721,976         0
Brian W. Fannon...........    22,250      $252,808           0          0        $        0         0
Jonathan M. Colman(4).....    10,000      $177,500      29,000          0        $  310,168         0

---------------

(1) Assumes a value equal to the difference between the closing sales price on December 31, 2004, which was $40.25 per share, and the exercise price of in-the-money options.

(2) Includes: (a) 25,000 stock options granted March 11, 1996 pursuant to the Employee Option Plan with an exercise price of $26.625 per share, which options must be exercised by March 11, 2006; (b) 275,000 stock options granted October 28, 1996 pursuant to the Employee Option Plan with an exercise price of $28.6375 per share, which options must be exercised by October 28, 2006; (c) 25,000 stock options granted January 14, 1998 pursuant to the Employee Option Plan with an exercise price of $33.75 per share, which options must be exercised by January 14, 2008; (d) 25,000 stock options granted December 15, 1999 pursuant to the Employee Option Plan with an exercise price of $30.03 per share, which options must be exercised by December 15, 2009; and (e) 25,000 stock options granted April 12, 2001 pursuant to the Employee Option Plan with an exercise price of $27.03 per share, which options must be exercised by April 12, 2011.

(3) Includes: (a) 15,000 stock options granted February 26, 1996 pursuant to the Employee Option Plan with an exercise price of $27.00 per share, which options must be exercised by February 26, 2006; (b) 22,500 stock options granted October 28, 1996 pursuant to the Employee Option Plan with an exercise price of $28.6375 per share, which options must be exercised by October 28, 2006; (c) 20,000 stock options granted January 14, 1998 pursuant to the Employee Option Plan with an exercise price of $33.75 per share, which options must be exercised by January 14, 2008; (d) 10,000 stock options granted December 15, 1999 pursuant to the Employee Option Plan with an exercise price of $30.03 per share, which options must be exercised by December 15, 2009; and (e) 2,250 stock options granted April 12,

2001 pursuant to the Employee Option Plan with an exercise price of $27.03 per share, which options must be exercised by April 12, 2011.

(4) Includes: (a) 7,500 stock options granted February 26, 1996 pursuant to the Employee Option Plan with an exercise price of $27.00 per share, which options must be exercised by February 26, 2006; (b) 5,000 stock options granted October 28, 1996 pursuant to the Employee Option Plan with an exercise price of $28.6375 per share, which options must be exercised by October 28, 2006; (c) 7,500 stock options granted January 14, 1998 pursuant to the Employee Option Plan with an exercise price of $33.75 per share, which options must be exercised by January 14, 2008; (d) 5,000 stock options granted December 15, 1999 pursuant to the Employee Option Plan with an exercise price of $30.03 per share, which options must be exercised by December 15, 2009; and (e) 4,000 stock options granted April 12, 2001 pursuant to the Employee Option Plan with an exercise price of $27.03 per share, which options must be exercised by April 12, 2011.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table reflects information about the securities authorized for issuance under the Company's equity compensation plans as of December 31, 2004.

                                       (A)                    (B)                       (C)
                               --------------------   --------------------   -------------------------
                                                                               NUMBER OF SECURITIES
                               NUMBER OF SECURITIES                           REMAINING AVAILABLE FOR
                                TO BE ISSUED UPON       WEIGHTED-AVERAGE       FUTURE ISSUANCE UNDER
                                   EXERCISE OF         EXERCISE PRICE OF     EQUITY COMPENSATION PLANS
                               OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,     (EXCLUDING SECURITIES
PLAN CATEGORY                  WARRANTS AND RIGHTS    WARRANTS AND RIGHTS    REFLECTED IN COLUMN (A))
-------------                  --------------------   --------------------   -------------------------
Equity compensation plans
  approved by shareholders...        641,251                 $29.97                   98,000
Equity compensation plans not
  approved by
  shareholders(1)............         55,129                 $32.75                        0
                                     -------                 ------                   ------
     TOTAL...................        696,380                                          98,000
                                     =======                                          ======

---------------

(1) On May 29, 1997, the Company established a Long Term Incentive Plan (the "LTIP") pursuant to which all full-time salaried and full-time commission only employees of the Company, excluding the Company's officers, are entitled to receive options to purchase shares of the Company's common stock at $32.75 per share (i.e., the average of the highest and lowest selling prices for the common stock on May 29, 1997), on January 31, 2003. In accordance with the terms of the LTIP, (a) the Company granted the eligible participants options to purchase 167,918 shares of common stock; and (b) each eligible participant received an option to purchase a number of shares of common stock equal to the product of 167,918 and the quotient derived by dividing such participant's total compensation during the period beginning on January 1, 1997 and ending on December 31, 2001 (the "Award Period") by the aggregate compensation of all of the eligible participants during the Award Period.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  PHILOSOPHY OF EXECUTIVE COMPENSATION

     The executive compensation program is administered by the Compensation Committee of the Board, which is currently comprised of Ted J. Simon, Clunet R. Lewis and Ronald L. Piasecki. None of the members of the Compensation Committee are employees of the Company and each of them is an independent director for purposes of the requirements of the NYSE rules.

     The executive compensation program supports the Company's commitment to providing superior shareholder value. This program is designed to:

     - attract, retain and reward executives who have the motivation, experience and skills necessary to lead the Company effectively and encourage them to make career commitments to the Company;

     - create a link between the performance of our stock and executive compensation;

     - base executive compensation levels on the overall financial and operational performance of the Company and the individual contribution of the executive officer to the success of the Company; and

     - position executive compensation levels to be competitive with other similarly situated public companies including the real estate industry in general and manufactured housing REITs in particular.

  COMPENSATION COMMITTEE PROCEDURES AND FINDINGS

     The Compensation Committee attempts to structure a compensation program for the Company that will reward its top executives with bonuses and stock and option awards upon attainment of specified goals and objectives while striving to maintain salaries at reasonably competitive levels. The Compensation Committee reviews the compensation (including salaries, bonuses and stock options) of the Company's Chairman and CEO as well as the Company's other executive officers, administers the Company's incentive and equity based compensation plans and performs such other duties as may be delegated to it by the Board. The Compensation Committee held four (4) formal meetings during the fiscal year ended December 31, 2004 and took action pursuant to resolutions adopted by unanimous written consent.

     In order to implement the Company's executive compensation philosophy, the Compensation Committee exercises its independent discretion in reviewing and approving the executive compensation program as a whole, as well as specific compensation levels for each executive officer. Final aggregate compensation determinations for each fiscal year are generally made after the end of the fiscal year, after financial statements for such year become available. At that time, the Compensation Committee determines bonuses, if any, for the past year's performance, sets base salaries for the following fiscal year and makes awards of equity-based compensation, if any. The Chief Executive Officer makes recommendations to the Compensation Committee with respect to the compensation of all executive officers. In addition, the Compensation Committee bases its decisions on the most recent publicly available compensation data for senior executive officers of comparable REITs, as well as various compensation studies and surveys, to ensure that compensation packages are in line with our peer group and the real estate industry in general. While benchmarks and comparative market data are valuable tools to assist the Compensation Committee in setting reasonable and fair compensation for the Company's executive officers, the stated philosophy of the Company's executive compensation program is to recognize individual contributions to the performance of the Company and to create a link between the performance of the Company's stock and executive compensation.

     The Compensation Committee reviewed all components of the compensation of the Company's executive officers, including salary, bonus, equity and long-term incentive compensation, accumulated realized and unrealized stock option and restricted stock gains, the dollar value to the executive and cost to the Company of all perquisites and other personal benefits and the projected payout obligations under potential severance and change-in-control scenarios. Based on this review, the Compensation Committee finds that the Company's executive officers' total compensation (and, in the case of the severance and change-in-control scenarios, the potential payouts) in the aggregate to be reasonable and not excessive.

  COMPONENTS OF EXECUTIVE COMPENSATION

     The key components of executive officer compensation are salary, bonuses, restricted stock awards and stock option awards. Salary is generally based on factors such as an individual officer's level of responsibility, prior years' compensation, comparison to compensation of other officers in the Company, and compensation provided at competitive companies and companies of similar size. Cash bonuses, restricted stock awards and stock option awards are intended to reward exceptional performances. Benchmarks for determining base salary and bonus levels include growth in funds from operations, or FFO, as measured against targets established at the beginning of each year and against the relative performance of the Company in comparison to its peer group of companies, strength of the balance sheet and creation of shareholder value. Restricted stock awards and stock option awards are intended to provide long-term incentive compensation to executive officers that is aligned directly with the achievement of enhanced value for shareholders.

     In 2004, the Company completed a comprehensive restructuring of its capital and operating debt and publicly announced a five-year financial plan. To coincide with the objectives targeted in the 5-year plan, the Compensation Committee approved restricted stock awards for each of the Company's executive officers and new employment agreements for each of the Company's Chief Executive Officer, Chief Financial Officer and Chief Operating Officer. Specifically, Mr. Shiffman was awarded 20,000 shares of restricted stock, Mr. Fannon was awarded 15,000 shares of restricted stock, Mr. Jorissen was awarded 10,000 shares of restricted stock and Mr. Colman was awarded 10,000 shares of restricted stock. All of these restricted shares vest over a ten year period as follows: 35% vest in 2008, 35% vest in 2009, 20% vest in 2010, 5% vest in 2011 and 5% vest in 2014. In addition, Mr. Shiffman was awarded 75,000 restricted shares, Mr. Jorissen was awarded 50,000 restricted shares and Mr. Fannon is entitled to cash compensation on the basis of dividends resulting from, and the market prices on certain dates of, 25,000 shares of the Company's common stock (all of these awards are collectively referred to as the "Performance-Based Shares"). 25% of the Performance-Based Shares vest in 2007 and the balance of the Performance-Based Shares vest in 2010 on the basis of the compound annual growth rate of the Company's FFO during the period commencing January 1, 2005 and ending December 31, 2009 (the "CAGR"). None of the balance of the Performance-Based Shares vest if the CAGR is less than 5%, the entire balance of the Performance-Based Shares vest if the CAGR is at least 9% and a portion of the balance of Performance-Based Shares vest if the CAGR is between 5% and 9%.

  CEO COMPENSATION

     During the fiscal year ended December 31, 2004, Gary A. Shiffman served in the capacity of Chief Executive Officer of the Company. As of December 31, 1996, the Company entered into an employment agreement with Mr. Shiffman which governed the salary and bonus paid to Mr. Shiffman during the fiscal year ended December 31, 2004. Pursuant to this employment agreement, Mr. Shiffman was paid a salary of $431,800 but, on the basis of the performance criteria established in the employment agreement, he did not receive a bonus in 2004. As previously discussed, the Company issued Mr. Shiffman an aggregate of 95,000 restricted shares in 2004, 41% of which vest on certain dates and the balance of which vest on the basis of certain FFO milestones, to reward him for his contribution in completing the comprehensive balance sheet restructuring and as an incentive to continue his efforts in the future to enhance shareholder value. Based upon market studies of pay levels for chief executive officers of publicly traded REITs (conducted by the National Association of Real Estate Investment Trusts), the Compensation Committee believes that Mr. Shiffman's total compensation in 2004 was competitive with the appropriate level for his position, particularly in view of his performance.

  INTERNAL PAY EQUITY

     The Compensation Committee believes that the relative differences between CEO compensation and the compensation of the Company's other executive officers is consistent with such differences found in its peer group and the real estate industry in general.

                                          Respectfully submitted,
                                          Members of the Compensation Committee:

                                          Ted J. Simon
                                          Clunet R. Lewis
                                          Ronald L. Piasecki

EMPLOYMENT AGREEMENTS

  GARY A. SHIFFMAN

     In 2005, the Company entered into an employment agreement with Gary A. Shiffman pursuant to which Mr. Shiffman serves as President and Chief Executive Office of the Company. Mr. Shiffman's employment agreement is for an initial term ending December 31, 2011 and is automatically renewable for successive one year terms thereafter unless either party timely terminates the agreement. Pursuant to this employment agreement, Mr. Shiffman is paid an annual base salary of $545,000, which will be increased by an annual cost of living adjustment beginning with calendar year 2006. In addition to his base salary and in accordance with the terms of his employment agreement, Mr. Shiffman is entitled to annual incentive compensation of up to 75% of his then current base salary if he satisfies certain individual and company performance criteria established from time to time by the Board and Mr. Shiffman is entitled to annual incentive compensation of up to 25% of his then current base salary in the sole discretion of the Compensation Committee.

     The non-competition clauses of Mr. Shiffman's employment agreement preclude him from engaging, directly or indirectly: (a) in the real estate business or any ancillary business of the Company during the period he is employed by the Company; and (b) in the manufactured housing community business or any ancillary business of the Company for a period of eighteen months following the period he is employed by the Company. However, Mr. Shiffman's employment agreement does allow him to make passive investments relating to real estate in general or the housing industry in particular (other than in manufactured housing communities) during the period he is employed by the Company.

     A copy of Mr. Shiffman's employment agreement is attached as an exhibit to the Company's periodic filings under the Exchange Act.

  JEFFREY P. JORISSEN

     In 2005, the Company entered into an employment agreement with Jeffrey P. Jorissen pursuant to which Mr. Jorissen serves as Chief Financial Officer of the Company. Mr. Jorissen's employment agreement is for an initial term ending December 31, 2010 and is automatically renewable for successive one year terms thereafter unless either party timely terminates the agreement. Pursuant to this employment agreement, Mr. Jorissen is paid an annual base salary of $314,325, which will be increased by an annual cost of living adjustment beginning with calendar year 2006. In addition to his base salary and in accordance with the terms of his employment agreement, Mr. Jorissen is entitled to annual incentive compensation of up to 75% of his then current base salary if he satisfies certain individual and company performance criteria established from time to time by the Board and Mr. Jorissen is entitled to annual incentive compensation of up to 25% of his then current base salary in the sole discretion of the Compensation Committee.

     The non-competition clauses of Mr. Jorissen's employment agreement preclude him from engaging, directly or indirectly, in the real estate business or any ancillary business of the Company during the period he is employed by the Company and for a period of eighteen months thereafter.

     A copy of Mr. Jorissen's employment agreement is attached as an exhibit to the Company's periodic filings under the Exchange Act.

  BRIAN W. FANNON

     In 2005, the Company entered into an employment agreement with Brian W. Fannon pursuant to which Mr. Fannon serves as Chief Operating Officer of the Company. Mr. Fannon's employment agreement is for an initial term ending December 31, 2009 and is automatically renewable for successive one year terms thereafter unless either party timely terminates the agreement. Pursuant to this employment agreement, Mr. Fannon is paid an annual base salary of $403,700, which will be increased by an annual cost of living adjustment beginning with calendar year 2006. In addition to his base salary and in accordance with the terms of his employment agreement, Mr. Fannon is entitled to annual incentive compensation of up to 75% of his then current base salary if he satisfies certain individual and company performance criteria established from time to time by the Board and Mr. Fannon is entitled to annual incentive compensation of up to 25% of his then current base salary in the sole discretion of the Compensation Committee. This employment agreement also provides Mr. Fannon with cash compensation based on the dividends resulting from, and the market prices on certain dates of, up to 25,000 shares of stock, 25% of which will be paid in 2007 and the balance of which depends on the compound annual growth rate of the Company's funds from operations during a certain period of time through 2009.

     The non-competition clauses of Mr. Fannon's employment agreements preclude him from engaging, directly or indirectly, in the real estate business or any ancillary business of the Company during the period he is employed by the Company and for a period of between twelve and twenty-four months thereafter.

     A copy of Mr. Fannon's employment agreement is attached as an exhibit to the Company's periodic filings under the Exchange Act.

OUTSIDE DIRECTOR COMPENSATION

     Directors of the Company who are also employees receive no additional compensation for their services as directors. During 2004, the Company paid its directors who are not employees of the Company: an annual retainer fee of $40,000; $2,500 per quarter for attendance at all Board and committee meetings during such quarter; $2,500 per year for service on, but not chair of, the Audit Committee, the Compensation Committee and the NCG Committee; and $5,000 per year for the chair of the Audit Committee, the Compensation Committee and the NCG Committee. For services during the fiscal year ended December 31, 2004, Ted J. Simon and Paul D. Lapides each earned directors' fees of $57,500, Clunet R. Lewis earned directors' fees of $60,000 and Ronald L. Piasecki earned directors' fees of $55,000. Although Arthur A. Weiss earned director's fees of $50,000 for services during the fiscal year ended December 31, 2004, he declined such fees.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Common Stock against the cumulative total return of a broad market index composed of all issuers listed on the New York Stock Exchange and an industry index comprised of thirty-three publicly traded real estate investment trusts, for the five year period ending on December 31, 2004. This line graph assumes a $100 investment on December 31, 1999, a reinvestment of dividends and actual increase of the market value of the Company's Common Stock relative to an initial investment of $100. The comparisons in this table are required by the SEC and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                          AMONG SUN COMMUNITIES, INC.,
                  NYSE MARKET INDEX AND CORE DATA GROUP INDEX

                              (PERFORMANCE GRAPH)

--------------------------------------------------------------------------------
FISCAL YEAR ENDING:     1999      2000      2001      2002      2003      2004
--------------------------------------------------------------------------------
 SUN COMMUNITIES,
   INC                 100.00    111.10    131.54    137.18    154.60    171.48
 COREDATA GROUP
   INDEX               100.00    132.33    145.63    138.10    174.61    231.69
 NYSE MARKET INDEX     100.00    102.38     93.26     76.18     98.69    111.45

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and beneficial owners of more than 10% of the Company's capital stock to file reports of ownership and changes of ownership with the SEC and the New York Stock Exchange. Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons, the Company believes, that, during the year ended December 31, 2004, its directors, executive officers and beneficial owners of more than 10% of the Company's Common Stock have complied with all filing requirements applicable to them, except that: (a) Messrs. Lewis and Piasecki, each filed one report late due to an administrative error, and (b) Messrs. Jorissen, Fannon and Colman each failed to timely file one report disclosing that the Company retained shares of its Common Stock upon vesting of previously granted restricted stock awards to pay withholding tax as required under the terms of the Company's Amended and Restated 1993 Stock Option Plan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 31, 2005, the shareholdings of:
(a) each person known to the Company to be the beneficial owner of more than five percent (5%) of the Common Stock; (b) each director of the Company; (c) each executive officer listed in the Summary Compensation Table; and (d) all executive officers and directors of the Company as a group, based upon information available to the Company.

                                                 AMOUNT AND NATURE OF        PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER             BENEFICIAL OWNERSHIP   OUTSTANDING SHARES(1)
------------------------------------             --------------------   ---------------------
Gary A. Shiffman...............................       2,292,895(2)              11.88%
  27777 Franklin Road
  Suite 200
  Southfield, Michigan 48034
Jeffrey P. Jorissen............................         337,828(3)               1.82%
  27777 Franklin Road
  Suite 200
  Southfield, Michigan 48034
Brian W. Fannon................................          70,747(4)                  *
  27777 Franklin Road
  Suite 200
  Southfield, Michigan 48034
Jonathan M. Colman.............................          68,880(5)                  *
  27777 Franklin Road
  Suite 200
  Southfield, Michigan 48034
Ted J. Simon...................................          20,500(6)                  *
  28470 Thirteen Mile Road
  Suite 220
  Farmington Hills, Michigan 48334
Paul D. Lapides................................          15,200(7)                  *
  1000 Chastain Road
  Kennesaw, Georgia 30144
Clunet R. Lewis................................          47,100(8)                  *
  10557 E. Tamarisk Way
  Scottsdale, Arizona 85262
Ronald L. Piasecki.............................         131,393(9)                  *
  PMB 260 101 Washington Street
  Grand Haven, Michigan 49417
Arthur A. Weiss................................         672,279(10)              3.62%
  27777 Franklin Road
  Suite 2500
  Southfield, Michigan 48034
Cohen & Steers Capital Management, Inc.(11)....       2,916,900                 15.88%
  757 Third Avenue
  New York, New York 10017
T. Rowe Price Associates, Inc.(12).............       1,720,500                  9.36%
  100 E. Pratt Street
  Baltimore, Maryland 21202
Arthur Zankel(13)..............................       1,080,000                  5.88%
  J. David O'Connor
  535 Madison Avenue, 26th Floor
  New York, New York 10022

                                                 AMOUNT AND NATURE OF        PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER             BENEFICIAL OWNERSHIP   OUTSTANDING SHARES(1)
------------------------------------             --------------------   ---------------------
All current executive officers and directors as
  a group (9 persons)..........................       3,656,822(14)             18.38%

---------------

  *  Less than one percent (1%) of the outstanding shares.

 (1) In accordance with SEC regulations, the percentage calculations are based on 18,367,319 shares of Common Stock issued and outstanding as of March 31, 2005 plus shares of Common Stock which may be acquired pursuant to options exercisable, or limited partnership interests in Sun Communities Operating Limited Partnership ("Common OP Units") that are convertible into Common Stock, within sixty days of March 31, 2005 by each individual or group listed.

 (2) Includes: (a) 551,222 Common OP Units convertible into shares of Common Stock; (b) 375,000 shares of Common Stock which may be acquired pursuant to options exercisable within sixty days of March 31, 2005; (c) 453,841 shares of Common Stock owned by certain limited liability companies of which Mr. Shiffman is a member and a manager; and (d) 56,250 restricted shares over which Mr. Shiffman does not have the right to vote until such time as certain performance criteria are met. Mr. Shiffman disclaims beneficial ownership of 3,000 Common OP Units convertible into shares of Common Stock and 2,300 shares of Common Stock held by other family members because he does not have a pecuniary interest therein.

 (3) Includes: (a) 100,000 Common OP Units convertible into shares of Common Stock, (b) 69,750 shares of Common Stock which may be acquired pursuant to options exercisable within sixty days of March 31, 2005, and (c) 37,5000 restricted shares over which Mr. Jorissen does not have the right to vote until such time as certain performance criteria are met. Mr. Jorissen disclaims beneficial ownership of 10,000 shares of Common Stock held by other family members because he does not have a pecuniary interest therein.

 (4) Includes 20,000 Common OP Units convertible into shares of Common Stock.

 (5) Includes 7,500 Common OP Units convertible into shares of Common Stock and 29,000 shares of Common Stock which may be acquired pursuant to options exercisable within sixty days of March 31, 2005.

 (6) Includes 16,000 shares of Common Stock which may be acquired pursuant to options exercisable within sixty days of March 31, 2005.

 (7) Includes 14,000 shares of Common Stock which may be acquired pursuant to options exercisable within sixty days of March 31, 2005.

 (8) Includes 20,000 Common OP Units convertible into shares of Common Stock and 3,500 shares of Common Stock which may be acquired pursuant to options exercisable within sixty days of March 31, 2005. Mr. Lewis disclaims beneficial ownership of 5,600 shares of Common Stock held by other family members because he does not have a pecuniary interest therein.

 (9) Includes: (a) 17,437 Common OP Units convertible into shares of Common Stock and 106,206 Preferred OP Units convertible into Common OP Units (which are convertible into shares of Common Stock ), all of which are attributable to Mr. Piasecki because of his ownership interests in various entities; and (b) 8,250 shares of Common Stock which may be acquired pursuant to options exercisable within sixty days of March 31, 2005.

(10) Includes 6,938 Common OP Units convertible into shares of Common Stock and 16,500 shares of Common Stock which may be acquired pursuant to options exercisable within sixty days of March 31, 2005. Includes (a) 170,000 Common OP Units convertible into shares of Common Stock and 453,841 shares of Common Stock held by the Milton M. Shiffman Spouse's Marital Trust for which Mr. Weiss is a Co-Trustee, and (b) 25,000 shares of Common Stock held by the 1997 Shiffman Charitable Remainder Unitrust for which Mr. Weiss is a Co-Trustee. Mr. Weiss does not have a pecuniary interest in either the Milton M. Shiffman Spouse's Marital Trust or the 1997 Shiffman Charitable Remainder Unitrust and, accordingly, Mr. Weiss disclaims beneficial ownership of the

     170,000 Common OP Units and 453,841 shares of Common Stock held by the Milton M. Shiffman Spouse's Marital Trust and the 25,000 shares of Common Stock held by the 1997 Shiffman Charitable Remainder Unitrust.

(11) According to the Schedule 13G filed with the SEC for calendar year 2004, Cohen & Steers Capital Management, Inc., in its capacity as investment advisor, beneficially owns 2,916,900 shares of Common Stock which are held of record by clients of Cohen & Steers Capital Management, Inc.

(12) According to the Schedule 13G filed with the SEC for calendar year 2004, T. Rowe Price Associates, Inc., in its capacity as investment advisor, beneficially owns 1,720,500 shares of Common Stock which are held of record by clients of T. Rowe Price Associates, Inc., including T. Rowe Price Small-Cap Value Fund, Inc.

(13) According to the Schedule 13G filed with the SEC for calendar year 2004,
     (a) Arthur Zankel, J. David O'Connor, High Rise Partners II, LP ("HRP"), High Rise Institutional Partners, L.P. ("HRIP" and, together with HRP, the "High Rise Partnerships"), Cedar Bridge Realty Fund, L.P. ("CBR"), Cedar Bridge Institutional Fund, L.P. ("CBI" and, together with CBR, the "Cedar Bridge Partnerships"), High Rise Capital Advisors, L.L.C. ("General Partner"), Bridge Realty Advisors, L.L.C. ("CB General Partner"), High Rise Capital Management, L.P. and Zankel Management GP L.L.C. beneficially own 1,080,000 shares of Common Stock as a "group" for Schedule 13G reporting purposes; (b) as the sole general partner of each of the High Rise Partnerships, the General Partner has the power to vote and dispose of the securities owned by each of the High Rise Partnerships and, accordingly, may be deemed the "beneficial owner" of such securities; (c) as the sole general partner of each of the Cedar Bridge Partnerships, the CB General Partner has the power to vote and dispose of the securities owned by each of the Cedar Bridge Partnerships and, accordingly, may be deemed the "beneficial owner" of such securities; (d) the managing members of the General Partner are Arthur Zankel and David O'Connor; (e) the managing member of the CB General Partner is the General Partner; (f) pursuant to an investment advisory contract, High Rise Capital Management, L.P. currently has the power to vote and dispose of the securities held for the account of certain managed accounts and, accordingly, may be deemed the "beneficial owner" of such securities; (g) the general partner of High Rise Capital Management, L.P. is Zankel Management GP L.L.C.; and (h) Arthur Zankel is managing member of Zankel Management GP L.L.C. and David O'Connor is the President of High Rise Capital Management, L.P. and shares investment management duties with Mr. Zankel.

(14) Includes (1) 893,097 Common OP Units convertible into shares of Common Stock and 106,206 Preferred OP Units convertible into Common OP Units (which are convertible into Common Stock); and (2) 532,000 shares of Common Stock which may be acquired pursuant to options exercisable within sixty days of March 31, 2005.

                              CERTAIN TRANSACTIONS

RELATIONSHIP WITH ORIGEN

     In October 2003, Origen Financial, Inc. ("Origen") completed a $150 million equity financing. In this transaction, the Company purchased 5,000,000 shares of common stock of Origen for $50 million. Subsequently, Origen raised an additional $64 million in its initial public offering of common stock and, as of December 31, 2004, the Company's 5,000,000 shares of Origen common stock constituted approximately 20% of the issued and outstanding shares of Origen common stock. Gary A. Shiffman, the Chairman of the Board, Chief Executive Officer and President of the Company currently serves as a director of Origen and Shiffman Origen LLC (an entity owned by Mr. Shiffman, the Estate of Milton
M. Shiffman and members of their family) purchased 1,025,000 shares of common stock of Origen for $10.25 million in the financing transaction. Arthur A. Weiss, a director of the Company, serves as the sole manager of Shiffman Origen LLC. The Company and its affiliates have entered into the following transactions with Origen:

     - Origen Servicing, Inc., a wholly-owned subsidiary of Origen, services approximately $16 million in manufactured home loans for the Company as of December 31, 2004. The Company pays Origen

       Servicing, Inc. an annual servicing fee of approximately 1.25% of the outstanding principal balance of the loans which totaled approximately $200,000 in 2004.

     - The Company has agreed to provide Origen certain concessions on manufactured homes that Origen repossesses in its communities, including rent abatement for the first 12 months that a repossessed home owned by Origen is held for sale and abatement of the commission that the Company would earn if it brokers such sale. The Company also abates rent for other major lenders who own repossessed homes in its communities. The fair value of these abatements amounted to approximately $250,000 in 2004.

     - Certain loans under the Company's Home Buying Made Easy Program are originated and serviced by Origen. Loans under this program may, from time to time, be sold to Origen. Because these loans are made below published rates, the Company will pay Origen the interest rate differential between market rates and the rate paid by the borrower for any such loans sold to Origen. In 2004, loans totaling $1.6 million were sold to Origen and interest differential of approximately $70,000 was paid to Origen under this program.

LEASE OF PRINCIPAL EXECUTIVE OFFICES

     Gary A. Shiffman, together with certain family members, indirectly own approximately a 21% equity interest in American Center LLC. This lease is for an initial term of five years and the Company has the right to extend the lease for an additional five year term. The annual base rent under this lease begins at $19.25 per square foot (gross) for the first lease year and increases $0.50 per square foot for each successive year of the initial term. Rent paid during 2004 was approximately $52,000 per month.

LOANS TO CHIEF EXECUTIVE OFFICER

     In 1995, the Company issued Gary A. Shiffman, its Chief Executive Officer and President, 400,000 shares of common stock for $8,650,000 (the "Purchase Price"). The Purchase Price is evidenced by three (3) separate 10-year promissory notes that bear interest at a rate equal to six months' LIBOR plus 175 basis points, with a maximum interest rate of 9% per annum and a minimum interest rate of 6% per annum (the "Promissory Notes"). Two of the Promissory Notes (with an initial aggregate principal amount of approximately $7.6 million) are secured by approximately 270,000 shares of common stock of the Company held by Mr. Shiffman (the "Secured Shares") and/or 128,000 common partnership units in Sun Communities Operating Limited Partnership (the "Secured Units") and the last Promissory Note (with an initial principal amount of approximately $1.0 million) is unsecured but fully recourse to Mr. Shiffman. Mr. Shiffman's personal liability on the secured Promissory Notes is limited to all accrued interest on such notes plus fifty percent (50%) of the deficiency, if any, after application of the proceeds from the sale of the Secured Shares and/or the Secured Units to the then outstanding principal balance of the Promissory Notes. The Promissory Notes provide for quarterly interest only payments and provide that all cash distributions and dividends paid to Mr. Shiffman on the Secured Shares and the Secured Units (the "Distributions") will first be applied toward the accrued and unpaid interest under the Promissory Notes and sixty percent (60%) of the remainder of the Distributions, if any, will be applied toward the outstanding principal balance of the Promissory Notes.

     In April 1997, the Company loaned Mr. Shiffman an additional $2,600,391 on terms substantially identical to the terms of the other loan to Mr. Shiffman, as described above, and such loan is secured by 80,000 shares of common stock of the Company held by Mr. Shiffman (the promissory notes evidencing this loan, together with the Promissory Notes, are hereinafter referred to as the "Shiffman Notes"). On July 15, 2002, the due date of the Shiffman Notes was extended such that one-third of the principal balance becomes due on December 31, 2008, an additional one-third of the principal balance becomes due on December 31, 2009 and the balance of the Shiffman Notes becomes due on December 31, 2010.

     The largest aggregate indebtedness outstanding under the Shiffman Notes since January 1, 2004 was approximately $10,299,442.80. As of March 31, 2005, the amount outstanding under the Shiffman Notes was approximately $9,711,173.80.

LEGAL COUNSEL

     During 2004, the law firm of Jaffe, Raitt, Heuer & Weiss, Professional Corporation acted as the Company's general counsel and represented the Company in various matters. Arthur A. Weiss, a director of the Company, is a shareholder of such firm. For its fiscal year ended January 31, 2005, Jaffe, Raitt, Heuer & Weiss, Professional Corporation received approximately $2.3 million in fees from the Company.

                         REPORT OF THE AUDIT COMMITTEE

     The Board maintains an Audit Committee comprised of three of the Company's directors. The directors who serve on the Audit Committee are all "independent" for purposes of the New York Stock Exchange listing standards. The Audit Committee held seven (7) formal meetings and several informal meetings during the 2004 fiscal year.

     In accordance with its written charter, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

     - reviewed and discussed the audited financial statements with management and Grant Thornton, LLP, the Company's independent auditors, for the fiscal year ended December 31, 2004;

     - discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards); and

     - reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board's Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors any relationships that may impact their objectivity and independence.

     Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission.

     In 2003, the Audit Committee approved a policy concerning the pre-approval of audit and non-audit services to be provided by the Company's independent auditors. The policy requires that all services provided by the independent auditor to the Company, including audit services, audit-related services, tax services and other services, must be pre-approved by the Audit Committee. In some cases, pre-approval is provided by the full Audit Committee for up to a year, and relates to a particular category or group of services and is subject to a particular budget. In other cases, specific pre-approval is required. The Audit Committee approved all audit and non-audit related services provided to the Company by Grant Thornton LLP during the 2004 fiscal year.

     The Audit Committee has considered and determined that the level of fees of Grant Thornton LLP for provision of services other than the audit services is compatible with maintaining the auditor's independence.

                                          Respectfully Submitted,
                                          Members of the Audit Committee:

                                          Paul D. Lapides
                                          Clunet R. Lewis
                                          Ronald L. Piasecki

              INFORMATION ABOUT OUR INDEPENDENT PUBLIC ACCOUNTANTS

     Representatives of the Company's independent auditor, Grant Thornton, LLP, are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. The Audit Committee has selected Grant Thornton, LLP to serve as the Company's independent auditors for 2005.

     Aggregate fees for professional services rendered by Grant Thornton, LLP, the Company's independent auditors, for the fiscal years ended December 31, 2004 and December 31, 2003 were as follows:

CATEGORY                                                 FYE 12/31/2004   FYE 12/31/2003
--------                                                 --------------   --------------
Audit Fees: For professional services rendered for the      $422,205         $160,500
  audit of the Company's financial statements, the
  audit of internal controls relating to Section 404 of
  the Sarbanes-Oxley Act, the reviews of the quarterly
  financial statements, comfort letters and consents...
Audit-Related Fees: For professional services rendered      $ 15,250         $ 22,000
  for accounting assistance with new accounting
  standards and potential transactions and attendance
  at Audit Committee meetings..........................
Tax Fees...............................................            0                0
All Other Fees.........................................            0                0

     In July 2003, the Company engaged Grant Thornton LLP effective immediately as the Company's independent auditor for the fiscal year ending December 31, 2003, and decided to no longer engage PricewaterhouseCoopers LLP as the Company's independent auditor. During the Company's fiscal year ended December 31, 2002, and the subsequent interim period through July 8, 2003, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of such disagreement in their reports on the financial statements for such years. The reports of PricewaterhouseCoopers LLP on the Company's financial statements for the fiscal year ended December 31, 2002 did not include any adverse opinion or disclaimer of opinion, or any qualification or modification as to uncertainty, audit scope or accounting principles.

     During the Company's fiscal year ended December 31, 2002, and the subsequent interim period through July 8, 2003, there were no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K) involving PricewaterhouseCoopers LLP.

     During the Company's fiscal year ended December 31, 2002, and the subsequent interim period through July 8, 2003, Grant Thornton LLP was not engaged as an independent accountant to audit the financial statements of the Company, nor was it consulted regarding the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any matter that was the subject of a disagreement or reportable event.

                              GENERAL INFORMATION

     Management knows of no matters which will be presented for consideration at the Annual Meeting other than those stated in the Notice of Meeting. However, if any other matters do properly come before the Annual Meeting, the person or persons named in the accompanying proxy form will vote the proxy in accordance with their best judgment regarding such matters, including the election of a director or directors other than those named in this Proxy Statement should an emergency or unexpected occurrence make the use of such discretionary authority necessary, and also regarding matters incident to the conduct of the meeting.

     Shareholders are requested to date, sign and return the enclosed proxy in the enclosed postage-paid envelope. So that the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting may be assured, prompt execution and return of the proxy is requested.

                                          By Order of the Board of Directors

                                          /s/ Jeffrey P. Jorissen
                                          JEFFREY P. JORISSEN
                                          Secretary

Dated: April 20, 2005

                                  SUN COMMUNITIES, INC.


                  Dear Shareholder:

                  Please take note of the important information enclosed with this Proxy Ballot There are issues related to the management and operation of the Corporation that require your immediate attention and approval These are discussed in detail in the enclosed proxy materials

                  Your vote counts, and you are strongly encouraged to exercise your right to vote your shares

                  Please mark the boxes on the proxy card to indicate how your shares will be voted Then, sign the card, detach it and return your proxy vote in the enclosed postage paid envelope

                  Your vote must be received prior to the Annual Meeting of Shareholders, May 24, 2005

                  Thank you in advance for your prompt consideration of these matters

                  Sincerely,

                  Sun Communities, Inc

                                  DETACH HERE                             ZSUN42


                              SUN COMMUNITIES, INC.
                         27777 FRANKLIN ROAD, SUITE 200
                           SOUTHFRELD, MICHIGAN 48034

                      SOLICITED BY THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 24,2005

The undersigned hereby appoints Gary A Shiffman and Clunet R. Lewis, or either of them, as attorneys and proxies of the undersigned shareholder, with full power of substitution, to vote on behalf of the undersigned and in his or her name and stead, ail shares of the common stock of Sun Communities, Inc (the "Company") which the undersigned would be entitled to vote if personally present at the Company's Annual Meeting of Shareholders to be held at the Embassy Suites 28100 Franklin Road, Southfield, Michigan 48034 on Tuesday, May 24, 2005, and at any adjournments thereof

The undersigned shareholder acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated April 20 2005

The giving of this Proxy does not affect the right of the undersigned shareholder to vote in person should the undersigned shareholder attend the Annual Meeting This Proxy may be revoked at any time before it is voted

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

--------------------------------------------------------------------------------
    PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                     DO YOU HAVE ANY COMMENTS?

-------------------------------               -------------------------------

-------------------------------               -------------------------------

-------------------------------               -------------------------------

SUN COMMUNITIES, INC.
C/O EQUISERVE TRUST COMPANY, N.A,
P.O. BOX 8694
EDISON, NJ 08818-8694







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

            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL                        ZSUN41
                                                                                        |
                                                                                        |     3373
[X]   PLEASE MARK                                                                       |
      VOTES AS IN                                                                       |________
      THIS EXAMPLE.

                                            ------------------------------------------------------
1 Election of Directors                                         SUN COMMUNITIES, INC.
    (01) GARY A SHIFFMAN                    ------------------------------------------------------
    (02) RONALD L. PIASECKI
                                            2. The appointed proxies are authorized to vote upon all matters incidental
             FOR              WITHHOLD         to the conduct of the Annual Meeting and such other business as may
             ALL     [ ]  [ ] FROM ALL         property come before the Annual Meeting in accordance with their best
          NOMINEES            NOMINEES         judgment


   FOR
   ALL    [ ]
 EXCEPT -----------------------------------
        {INSTRUCTION: TO WITHHOLD AUTHORITY
         TO VOTE FOR ANY INDIVIDUAL NOMINEE,
         WRITE THAT NOMINEE'S NAME IN THE
         SPACE PROVIDED ABOVE.)






                                               Mark box at right if an address change or          [ ]
                                               comment has been noted on the reverse side
                                               of this card.




                                               Please be sure to sign and date this Proxy



Shareholder                                                 Co-owner
sign here:                         Date:                    sign here:                              Date:
          ------------------------      -----------------              ------------------------          -----------------
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